EXHIBIT 3.1

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 04/21/1994 944069348 - 2396340

CERTIFICATE OF INCORPORATION

OF

KAN-TX ENERGY COMPANY

FIRST: The name of this corporation is Kan-Tx Energy Company

SECOND: Its registered office in the state of Delaware is to be located at Three Christina Centre, 201 N. Walnut Street, Wilmington DE 19801, New Castle County. The registered agent in charge thereof is The Company Corporation, address "same as above".

THIRD: The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The amount of the total authorized capital stock of this corporation is divided into 50,000,000 shares of stock at $.001 par value.

FIFTH: The name and mailing address of the incorporator is as follows:

Vanessa Foster Three Christina Centre, 201 N. Walnut Street; Wilmington DE 19801

SIXTH: The Directors shall have power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation.

With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose, in any manner, of the whole property of this corporation.

The By-Laws shall determine whether and to what extent the accounts and books of this corporation, or any of them shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book or document of this Corporation, except as conferred by the law or the By-Laws, or by resolution of the stockholders.

The stockholders and directors shall have power to hold their meetings and keep the books, documents, and papers of the Corporation outsideof the State of Delaware, at such places as may be from time to lime designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

It is the intention that the objects, purposes and powers specified in the Third paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this certificate of incorporation, that the objects, purposes and powers specified in the Third paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

SEVENTH: Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.

I, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein are true; and I have accordingly hereunto set my hand.

DATED: April 21, 1994	/s/ Vanessa Foster

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 06/01/1994 944097708 - 2396340

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

KAN-TX ENERGY COMPANY

Kan-Tx Energy Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Kan-Tx Energy Company be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows: The name of this corporation is Ranger/USA, Inc.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Law of the State of Delaware, and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Kan-Tx Energy Company has caused this certificate to be signed by Joe E. Russo, its President and attested by Becky H. Russo, its Assistant Secretary this 14th day of May 1994.

Kan-Tx Energy Company

By /s/ Joe E. Russo

Joe E. Russo, President

ATTEST:

/s/Becky H. Russo

Becky H. Russo, Assistant Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 08/31/1998 981339487 -- 2396340

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION OF

RANGER/USA, INC.

Ranger/USA, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Ranger/USA, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

"The name of this corporation is First Capital International, Inc."

RESOLVED, that the Certificate of Incorporation of Ranger/USA, Inc. be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

"The amount of the total authorized capital stock of this corporation is divided into 100,000,000 shares of stock at $.001 par value."

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendments in accordance with the provisions of Section 228 of the General Law of the State of Delaware.

THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Ranger/USA, Inc. has mused this certificate to be signed by Alex Genin, its President and attested by Joe Bond, its Secretary, this 21st day of August 1998.

Ranger/USA, Inc.

By /s/ Alex Genin

Alex Genin, President

ATTEST:

/s/ Joe Bond

Joe Bond, Assistant Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 05/14/1999 991193494 -- 2396340

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

FIRST CAPITAL INTERNATIONAL, INC.

First Capital International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of First Capital International, Inc. be amended by changing the Fourth Article thereof in its entirety so that, as amended, said Article shall be and read as follows:

A. The amount of the total authorized common stock of this corporation shall be 100,000,000 shares of common at $.001 par value.

B. The amount of the total authorized preferred stock of this corporation shall be 10,000,000 shares of preferred stock at $.001 par value. The Board of Directors is authorized to: (i) designate the voting power, preferences, relative, participating, optional or other special rights, and qualifications, limitations or restrictions of preferred stock, and, (ii) create one or more classes of preferred stock and one or more series of preferred stock."

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendments in accordance with the provisions of Section 228 of the General Law of the State of Delaware.

THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said First Capital International, Inc. has caused this certificate to be signed by Alex Genin, its President this 10th day of May 1999.

First Capital International, Inc.

By:  /s/ Alex Genin

Alex Genin, President

THE STATE OF TEXAS }

COUNTY OF HARRIS   }

BEFORE ME, the undersigned authority, on this day personally appeared Alex Genin, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL of office this 10th day of May 1999.

/s/ N. Kotliartchouk

NOTARY PUBLIC IN AND FOR

THE STATE OF TEXAS

[Notary Seal]

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS DELIVERED 05:25 PM 07/19/2006 FILED 05:25 PM 07/19/2006 SRV 060683795 – 2396340 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

FIRST CAPITAL INTERNATIONAL, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: At a meeting of the Board of Directors of FIRST CAPITAL INTERNATIONAL, INC., resolutions were duly adopted setting forth one proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendments is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Article IV" so that, as amended, said Article shall be and read as follows:

"The aggregate number of shares of common stock which the corporation shall have authority to issue is 200,000,000 shares of common stock, par value $.001 per share. No share of common stock shall be issued until it has been paid for and it shall thereafter be non-assessable.

The amount of the total authorized preferred stock of this corporation is divided into 20,000,000 shares of preferred stock at $.001 par value.

The Board of Directors is authorized to: (i) designate the voting power, preferences, relative participating, optional or other special rights, and qualifications, limitations or restrictions of capital stock and preferred stock, and, (ii) create one or more classes of capital stock and preferred stock and one or more series of capital stock and preferred stock."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said FIRST CAPITAL INTERNATIONAL, INC. has caused this certificate to be signed by Alex Genin, its President this 19th day of July 2006.

First Capital International, Inc.

By:  /s/ Alex Genin

Alex Genin, President

ATTEST:

By: /s/ Alex Genin

THE STATE OF TEXAS

COUNTY OF HARRIS

BEFORE ME, the undersigned authority, on this day personally appeared Alex Genin, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL of this office the 19th day of July 2006.

/s/ N. Kotliartchouk

NOTARY PUBLIC IN AND FOR

THE STATE OF TEXAS

[Notary Seal]

State of Delaware Secretary of State Division of Corporations Delivered 04:34 PM 11/12/2015 FILED 04:34 PM l1/12/2015 SR 20150895188 File Number 2396340

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION, AS AMENDED,

OF

FIRST CAPITAL INTERNATIONAL, INC.,

a Delaware corporation

First Capital International, Inc. (the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: That through an action by written consent in lieu of a meeting of the Board of Directors on November 11, 2015, resolutions were duly adopted setting forth an amendment of the Certificate of Incorporation, as amended, of the Corporation and declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation, as amended, of the Corporation be amended by changing the Article thereof numbered “FOURTH” so that, as amended, said Article shall be and read as follows:

“FOURTH: The aggregate number of shares of common stock which the Corporation shall have authority to issue is 200,000,000 shares of common stock, par value $.001 per share (“Common Stock”). No share of Common Stock shall be issued until it has been paid for and it shall thereafter be non-assessable.

The aggregate number of shares of preferred stock which the Corporation shall have authority to issue is 20,000,000 shares of preferred stock, par value $.001 per share (“Preferred Stock”). No share of Preferred Stock shall be issued until it has been paid for and it shall thereafter be non-assessable.

The Board of Directors is authorized to: (i) designate the voting power, preferences, relative participating, optional or other special rights, and qualifications, limitations or restrictions of Preferred Stock, and (ii) create one or more classes of Preferred Stock and one or more series of Preferred Stock.

Upon the filing and effectiveness of this Certificate of Amendment with the Secretary of State of Delaware (such time on such date, the “Effective Time”), each five shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time and each treasury share, if any, (collectively, the “Old Shares”) shall automatically, without further action on the part of the Corporation or its stockholders, be combined into and become one validly issued, fully paid and non-assessable share of Common Stock of the Corporation, par value $.001 per share (“New Shares”), (the “Reverse Stock Split”). The Corporation shall not issue any fractional shares in connection with the Reverse Stock Split. Instead, stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to rounding up of their fractional share to the nearest whole share.”

SECOND: That thereafter, through an action by written consent in lieu of a meeting of the stockholders of the Corporation in accordance with Section 228 of the DGCL, the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, First Capital International, Inc. has caused this Certificate of Amendment to be signed by its duly authorized President this 12th day of November, 2015.

/s/ Alexander Genin
Alexander Genin,
President and Chief Executive Officer